Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

3D Systems Corporation

Rock Hill, South Carolina

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-11865 and 333-115642 on Form S-8 and Registration Statement No. 333-172591 on Form S-3 of 3D Systems Corporation of our report dated March 12, 2012, relating to the combined financial statements of Z Corporation and Vidar Systems Corporation, which appear in this Form 8-K/A.

/s/ BDO USA, LLP

BDO USA, LLP

Charlotte, North Carolina

March 12, 2012